Exhibit 99.1

Rover Reports Third Quarter 2021 Financial Results

•Revenue increases to $35 million, up 31% from third quarter 2019
•Record GBV of $157 million, up 35% from third quarter 2019
•Highest new bookings of 259,000, up 32% from third quarter 2019

SEATTLE, WA – November 8, 2021 @ 1:05pm PST – Rover Group, Inc. (“Rover” or the “Company”) (NASDAQ: ROVR), the world’s largest online marketplace for pet care, today announced financial results for the third quarter ended September 30, 2021.

“Q3 was a strong quarter for the business in terms of GBV, bookings and revenue, despite the Delta variant of Covid continuing to weigh on travel,” said Rover co-founder and CEO, Aaron Easterly. “We are benefitting from an increase in pet ownership, the strong emotional bonds we are forming with our pets and the ongoing shift to online pet care options. Looking ahead, we expect these trends will continue to drive secular growth in our category leading business. We are optimistic about Rover’s future prospects with an efficient business model and strong balance sheet inclusive of over $290 million in cash.”

Unless otherwise noted, all comparisons for Q3 2021 are relative to Q3 2019 due to the irregularity in Rover’s 2020 business metrics caused by COVID.

Third Quarter 2021 Highlights:

•Revenue increased 31% to $35.2 million, compared to $26.8 million.
•Gross bookings value (GBV) grew 35% to $157.1 million, compared to $116.2 million. This was Rover’s largest GBV quarter ever, surpassing the previous high achieved in Q2 2021 by 17%.
•New and Repeat Bookings had record quarters with Total Bookings increasing 10% to 1.27 million, compared to 1.15 million. New bookings increased 32% to 259,000, compared to 197,000. Repeat bookings increased 6% to 1.0 million, compared to 950,000.
•GAAP net loss of ($84.5) million, compared to ($12.1) million, as the result of an $83.6 million non-cash fair value adjustment for warrant and earnout liability tied to the SPAC transaction.
•Adjusted EBITDA of $6.6 million, marking Rover’s second consecutive quarter of positive Adjusted EBITDA. The Q3 result was an improvement of $14.9 million from the third quarter of 2019 as a result of strong revenue performance paired with a high volume of organic new customer acquisition.
•Record cash from operations of $20.6 million, ending the quarter with $290.3 million of cash and cash equivalents.

Exhibit 99.1

Growth in GBV represents increasing activity on our platform from repeat and new pet parents and may differ from bookings growth depending on the mix of daytime and overnight services for each period.

2021 Guidance

•Revenue
•Rover anticipates Revenue in the range of $106 - $110 million, an increase to the midpoint of the projected range of $102 - $110 million disclosed in its earnings release on August 9, 2021.
•Adjusted EBITDA
•Rover anticipates Adjusted EBITDA in the range of $6 - $9 million, an improvement from the projection of break-even to slightly positive disclosed in its press release on August 9, 2021.

Guidance for 2021 anticipates increases in paid marketing activities, as well as increased investments in product, technology and G&A to account for new public company costs. It also anticipates slightly elevated cancellation rates relative to 2019 as some uncertainty remains related to COVID-19 and the Delta variant and its impact on travel and return to office.

About Rover

Founded in 2011 and based in Seattle, Rover (Nasdaq: ROVR) is the world’s largest online marketplace for pet care. Rover connects pet parents with pet providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. To learn more about Rover, please visit http://www.rover.com.

Conference Call and Webcast Information

Rover will host a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the third quarter’s financial results and provide commentary on business performance. The conference call may be accessed by dialing (833) 714-3266 for U.S./Canadian callers or (360) 562-9905 for international callers. Once connected with the operator, please provide the conference ID of 4446738. The live webcast can be accessed at https://investors.rover.com/, along with this earnings press release. A webcast replay will be available at the same address shortly after the conclusion of the live event and will be accessible for at least 90 days. This call will contain forward-looking statements and other material information regarding Rover’s financial and operating results.

Exhibit 99.1
Rover uses its Investor Relations website at https://investors.rover.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor this website, in addition to following our press releases, SEC filings, public conference calls and webcasts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Rover’s expectations or predictions of future financial or business performance or conditions, statements regarding COVID recovery, changes in travel and working behavior, and the impact on Rover’s business and operating results. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, including 2021 guidance and projections, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve risks, uncertainties and assumptions that may cause actual events, results, or performance to differ materially from those indicated by such statements. Certain of these risks are identified in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rover’s SEC filings, including, but not limited to, the Final Prospectus filed with the SEC on September 23, 2021 in connection with Rover’s Registration Statement on Form S-1 (File No. 333-259519) and Rover’s Quarterly Report on Form 10-Q to be filed for the quarter ended September 30, 2021. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Rover’s other recent filings with the SEC which are available, free of charge, on the SEC’s website at www.sec.gov. If the risks or uncertainties ever materialize or the assumptions prove incorrect, Rover’s results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date they are made. Except as required by law, Rover assumes no obligation and does not intend to update any forward-looking statements or to conform these statements to actual results or changes in Rover’s expectations.

Definitions

•A booking is defined as a single arrangement, prior to cancellation, between a pet parent and pet care provider, which can be for a single night or multiple nights for our overnight services, or for a single walk/day/drop-in/groom or multiple walks/days/drop-ins for our daytime services. New bookings is defined as the total number of first-time bookings that new users, which Rover refers to as pet parents, book on our platform in a period. Repeat bookings are defined as the total number of bookings from pet parents who have had a previous booking on Rover.
•Gross Booking Value, or GBV, represents the dollar value of bookings on our platform in a period and is inclusive of pet care provider earnings, service fees, add-ons, taxes and alterations that occurred during that period.
•Yo19% is calculated as the non-compounding growth rate of the current period metric vs. that of the same period in 2019.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Rover has disclosed in this earnings release Adjusted EBITDA, a non-GAAP financial measure. Reconciliation to the most comparable GAAP measure, net income (loss), is contained in tabular form in the unaudited financial statements below. Adjusted EBITDA is defined as net loss excluding depreciation and amortization, stock-based compensation expense, interest expense, interest income, change in fair value, net, other income (expense), net, income tax expense or benefit, and non-routine items such as restructuring, investment impairment, and certain merger and acquisition-related costs. Adjust EBITDA margin as presented in the reconciliation table below is Adjusted EBITDA divided by revenue.

Exhibit 99.1

We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that this non-GAAP financial measure, when taken together with its most directly comparable GAAP measure, net income (loss), provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) it is used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and Board.
Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of Adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of Adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in our future filings with the SEC. For example, due to warrant and earnout liabilities resulting from the merger, we now exclude change in fair value, net from net loss in our Adjusted EBITDA calculation, which had not been done in prior periods. Moreover, the three and nine months ended September 30, 2020 calculations exclude an impairment loss not reflected in other quarters.

Our 2021 guidance also includes Adjusted EBITDA. Due to the forward-looking nature of these projections, specific quantifications of the amounts that would be required to reconcile such projections to GAAP measures cannot be reasonably calculated or predicted at this time without unreasonable efforts and Rover’s management believes that it is not feasible to provide accurate forecasted non-GAAP reconciliations. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable and the change in fair value, net requires mark-to-market adjustments related to the earnout and warrant liabilities at each balance sheet date that are not currently determinable.

Exhibit 99.1

ROVER GROUP, INC. Key Business Metrics (Bookings in thousands, GBV in millions) (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020	2019
Bookings:
New bookings	259	93	197	589	242	498
Repeat bookings	1,008	489	950	2,397	1,602	2,583
Total bookings	1,267	583	1,147	2,986	1,844	3,081
GBV	$ 157.1	$ 56.9	$ 116.2	$ 355.9	$ 176.5	$ 321.2

Exhibit 99.1

ROVER GROUP, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$35,153	$13,260	$71,831	$35,632
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	8,036	4,322	18,494	15,949
Operations and support	4,199	2,460	9,916	9,997
Marketing	6,403	2,403	13,532	13,899
Product development	5,033	4,355	14,586	18,093
General and administrative	8,899	4,958	21,266	15,761
Depreciation and amortization	1,873	2,105	5,572	6,967
Total costs and expenses	34,443	20,603	83,366	80,666
Income (loss) from operations	710	(7,343)	(11,535)	(45,034)
Other income (expense), net:
Interest income	19	22	28	483
Interest expense	(1,534)	(1,185)	(2,933)	(2,443)
Loss from impairment of DogHero investment	—	(2,000)	—	(2,000)
Change in fair value of earnout liabilities	(71,318)	—	(71,318)	—
Change in fair value of derivative warrant liabilities	(12,261)	—	(12,261)	—
Other income (expense), net	(116)	77	(194)	(111)
Total other income (expense), net	(85,210)	(3,086)	(86,678)	(4,071)
Loss before income taxes	(84,500)	(10,429)	(98,213)	(49,105)
Benefit from (provision for) income taxes	(36)	70	280	122
Net loss	$(84,536)	$(10,359)	$(97,933)	$(48,983)
Net loss per share attributable to common stockholders, basic and diluted	$(0.73)	$(0.35)	$(1.64)	$(1.64)
Weighted-average shares used in computing net loss per share, basic and diluted	116,597	30,008	59,825	29,834

Exhibit 99.1
ROVER GROUP, INC.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$290,327	$80,848
Accounts receivable, net	7,924	2,992
Prepaid expenses and other current assets	7,327	3,629
Total current assets	305,578	87,469
Property and equipment, net	21,952	24,923
Operating lease right-of-use assets	22,080	—
Intangible assets, net	5,260	7,967
Goodwill	33,159	33,159
Deferred tax asset, net	1,511	1,235
Other noncurrent assets	307	134
Total assets	$389,847	$154,887
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$3,480	$1,301
Accrued compensation and related expenses	4,820	3,269
Accrued expenses and other current liabilities	2,829	2,747
Deferred revenue	6,003	751
Pet parent deposits	24,337	7,931
Pet service provider liabilities	9,743	6,140
Debt, current portion	—	4,128
Operating lease liabilities, current portion	2,726	—
Total current liabilities	53,938	26,267
Deferred rent, net of current portion	—	2,248
Debt, net of current portion	—	33,398
Operating lease liabilities, net of current portion	25,933	—
Earnout liabilities	266,390	—
Derivative warrant liabilities	34,294	—
Other noncurrent liabilities	795	4,659
Total liabilities	381,350	66,572
Commitments and contingencies (Note 9)
Redeemable convertible preferred stock, $0.00001 par value, no shares and 87,611 shares authorized as of September 30, 2021 and December 31, 2020, respectively; no shares and 90,814 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $294,802 as of December 31, 2020	—	290,427
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 10,000 and no shares authorized as of September 30, 2021 and December 31, 2020, respectively; no shares issued and outstanding as of September 30, 2021 and December 31, 2020 respectively	—	—
Common stock, $0.0001 par value, 990,000 and 144,250 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 157,593 and 30,398 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	16	3
Additional paid-in capital	362,471	53,909
Accumulated other comprehensive income	220	253
Accumulated deficit	(354,210)	(256,277)
Total stockholders’ equity (deficit)	8,497	(202,112)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$389,847	$154,887

Exhibit 99.1
ROVER GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(97,933)	$(48,983)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	3,142	4,268
Depreciation and amortization	10,815	15,099
Non-cash operating lease costs	1,490	—
Change in fair value of earnout liabilities	71,318	—
Change in fair value of derivative warrant liabilities	12,261	—
Net accretion of investment discounts	—	11
Amortization of debt issuance costs	695	721
Deferred income taxes	(309)	(314)
Loss on disposal of property and equipment	17	81
Impairment of DogHero investment	—	2,000
Changes in operating assets and liabilities:
Accounts receivable	(4,925)	590
Prepaid expenses and other current assets	(3,923)	588
Other noncurrent assets	(33)	—
Accounts payable	2,174	(3,919)
Accrued expenses and other current liabilities	2,069	(4,758)
Deferred revenue and pet parent deposits	21,658	(807)
Pet service provider liabilities	3,603	(13,962)
Operating lease liabilities	(1,637)	(5,297)
Other noncurrent liabilities	124	1,989
Net cash provided by (used in) operating activities	20,606	(52,693)
INVESTING ACTIVITIES
Purchases of property and equipment	(564)	(734)
Capitalization of internal-use software	(4,602)	(5,214)
Proceeds from disposal of property and equipment	19	—
Purchases of available-for-sale securities	—	(16,286)
Proceeds from sales of available-for-sale securities	—	28,002
Maturities of available-for-sale securities	—	21,450
Net cash (used in) provided by investing activities	(5,147)	27,218
FINANCING ACTIVITIES
Proceeds from exercise of common stock options	3,339	441
Taxes paid related to net share settlement of equity awards	(6,719)	—
Proceeds from reverse recapitalization and related financing	268,282	—
Payment of deferred transaction costs related to reverse recapitalization	(32,743)	—
Proceeds from borrowing on credit facilities	—	64,282
Repayment of borrowings on credit facilities	(38,124)	(26,439)
Net cash provided by financing activities	194,035	38,284
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(15)	(11)
Net increase in cash, cash equivalents, and restricted cash	209,479	12,798
Cash, cash equivalents, and restricted cash beginning of period	80,848	67,654
Cash, cash equivalents, and restricted cash end of period	$290,327	$80,452
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$7	$278
Cash paid for interest	2,511	1,504
NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment in accounts payable and accrued liabilities	$—	$18
Right-of-use asset obtained in exchange for lease liabilities	766	—
Conversion of redeemable convertible preferred stock to common stock	290,427	—
Earnout liability recognized upon the closing of the reverse recapitalization	228,082	—
Derivative warrant liabilities recognized upon the closing of the reverse recapitalization	22,032	—
Reclassification of earnout liability to additional paid-in capital upon settlement	33,010	—
Issuance of common stock warrants under credit facility and subordinated credit facility agreements	—	657
Issuance of Series G redeemable convertible preferred stock to settle Barking Dog Ventures, Ltd. Holdback	—	62
Reconciliation of Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents	$290,327	$80,418
Restricted cash included in prepaid expenses and other current assets	—	34
Total cash, cash equivalents and restricted cash	$290,327	$80,452

Exhibit 99.1
ROVER GROUP, INC.
Adjusted EBITDA Reconciliation
(in thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020
Revenue	$ 35,153	$ 13,260	$ 26,770	$ 71,831	$ 35,632
Adjusted EBITDA reconciliation:
Net loss	$ (84,536)	$ (10,359)	$ (12,088)	$ (97,933)	$ (48,984)
Add (deduct):
Depreciation and amortization (1)	3,638	3,857	3,417	10,815	15,099
Stock-based compensation (2)	994	1,789	1,202	3,142	4,268
Interest expense	1,534	1,186	55	2,933	2,443
Interest income	(19)	(22)	(649)	(28)	(483)
Loss from impairment of DogHero investment	—	2,000	—	—	2,000
Change in fair value, net (5)	83,579	—	—	83,579	—
Other (income) expense, net	116	(77)	(208)	194	111
Income tax (benefit) expense	36	(70)	28	(280)	(122)
Restructuring expense (3)	—	511	—	—	3,750
Acquisition and merger-related costs (4)	1,280	—	9	2,336	31
Adjusted EBITDA	$ 6,622	$ (1,185)	$ (8,234)	$ 4,758	$ (21,887)
Adjusted EBITDA margin (6)	19%	(9)%	(31)%	7%	(61)%
__________________
(1)Depreciation and amortization include amortization expense related to capitalized internal use software, which is recognized as cost of revenue (exclusive of depreciation and amortization shown separately) in the consolidated statements of operations.
(2)Stock-based compensation expense includes equity granted to employees as well as for professional services to non-employees.
(3)Restructuring costs include expenses for severance-related and legal costs incurred during the implementation of our restructuring plan.
(4)Acquisition and merger-related costs include accounting, legal, consulting and travel related expenses incurred in connection with the merger and business combinations.
(5)Change in fair value, net includes the mark-to-market adjustments related to the earnout and warrant liabilities.
(6)Adjusted EBITDA margin is Adjusted EBITDA divided by revenue.

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Contacts:

MEDIA
pr@rover.com
Kristin Sandberg
(360) 510-6365

INVESTORS
brinlea@blueshirtgroup.com
Brinlea Johnson
(415) 269-2645